UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

AMERICAN FARMLAND COMPANY

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-37592 (Commission File Number)	27-1088083 (IRS Employer Identification No.)

10 East 53rd Street New York, New York (Address of principal executive offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 484-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On September 12, 2016, American Farmland Company (the “Company”) and American Farmland Company L.P. (the “Operating Partnership” and, together with the Company, the “AFCO Parties”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Farmland Partners Inc. (“FPI”), Farmland Partners Operating Partnership, LP (“ Farmland Partners OP”), Farmland Partners OP GP LLC (the “General Partner”), FPI Heartland LLC (“Parent Merger Sub”), FPI Heartland Operating Partnership, LP (“OP Merger Sub”) and FPI Heartland GP LLC (“OP Merger Sub GP” and together with FPI, Farmland Partners OP, the General Partner, Parent Merger Sub and OP Merger Sub, the “FPI Parties”). The Merger Agreement, the Mergers (defined below) and the other transactions contemplated by the Merger Agreement were approved by the Company’s Board of Directors.

Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement:

•

OP Merger Sub will be merged with and into the Operating Partnership (the “Partnership Merger”) at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), whereupon the separate existence of OP Merger Sub will cease and the Operating Partnership will be the surviving entity and a subsidiary of FPI and OP Merger Sub GP, with OP Merger Sub GP serving as its general partner; and

•

The Company will be merged with and into Parent Merger Sub (the “Company Merger” and, together with the Partnership Merger, the “Mergers”) at the effective time of the Company Merger (the “Company Merger Effective Time”), whereupon the separate existence of the Company will cease and Parent Merger Sub will be the surviving entity and a wholly-owned subsidiary of FPI.

At the Company Merger Effective Time, each share of common stock of the Company, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Company Merger Effective Time (other than any shares of Company Common Stock owned by any wholly-owned subsidiary of the Company or by any FPI Party or any of their respective wholly-owned subsidiaries), will be automatically converted into the right to receive, subject to certain adjustments, 0.7417 shares of FPI Common Stock (as defined below) (the “Company Merger Consideration”).

In addition, in connection with the Company Merger, each outstanding restricted stock unit of the Company that has become fully earned and vested in accordance with its terms will, at the Company Merger Effective Time, be converted into the right to receive the Company Merger Consideration.

At the Partnership Merger Effective Time, each common unit of limited partnership interest in the Operating Partnership issued and outstanding immediately prior to the Partnership Merger Effective Time, will be converted automatically into the right to receive, subject to certain adjustments, 0.7417 Class A common units of limited partnership interest in Farmland Partners OP (the “Partnership Merger Consideration” and, together with the Company Merger Consideration, the “Merger Consideration”).

The AFCO Parties and the FPI Parties have made certain customary representations and warranties in the Merger Agreement and have agreed to customary covenants, including with respect to the conduct of business prior to the closing and covenants prohibiting the AFCO Parties and the FPI Parties from soliciting, providing non-public information or entering into discussions or agreements concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions.

The Company will be permitted to pay its regular quarterly dividend in an amount not to exceed $0.0625 per share, and FPI will be permitted to pay its regular quarterly dividend in an amount not to exceed $0.1275 per share.

Pursuant to the Merger Agreement, immediately following the Company Merger Effective Time, the size of FPI’s Board of Directors will be increased to eight members, and Thomas S.T. Gimbel and D. Dixon Boardman will be elected to FPI’s Board of Directors. Each of Messrs. Gimbel and Boardman is currently a member of the Company’s Board of Directors.

The Mergers are subject to customary closing conditions including, among other things, (1) the approval of the Company Merger by the affirmative vote of holders of Company Common Stock representing a majority of the votes entitled to be cast on the matter,  (2) the approval of the issuance of shares of FPI’s common stock, $0.01 par value per share (“FPI Common Stock”), in connection with the Company Merger by the affirmative vote of a majority of the votes cast by holders of FPI Common Stock entitled to vote on the matter, (3) the approval for the New York Stock Exchange listing of the shares of FPI Common Stock to be issued in the Company Merger, (4) the absence of any law, injunction, judgment, order or ruling prohibiting the Mergers, (5) the accuracy of the representations and warranties made by the parties (subject to customary materiality qualifications), (6) the performance by the parties in all material respects of their covenants, obligations and agreements under the Merger Agreement, (7) the delivery of tax opinions related to each of the Company’s and FPI’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and (8) the delivery of tax opinions that the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

The Merger Agreement may be terminated under certain customary circumstances, including by mutual consent or by the Company or FPI (1) if the other party’s Board of Directors fails to support approval of the Merger, supports approval of a competing transaction, or willfully breaches its covenant not to solicit a competing transaction, (2) upon failure of either party to obtain stockholder approval, (3) if a final non-appealable order is issued prohibiting the Mergers, (4) if the Mergers have not been consummated on or before March 31, 2017, or (5) upon a material breach by the other party that would result in the failure of a closing condition to be capable of being satisfied before March 31, 2017.  Additionally, each of the Company and FPI may terminate the Merger Agreement in order to enter into an alternative transaction that is considered a superior proposal, following a prescribed process including a period of negotiation. In connection with the termination of the Merger Agreement for such reason and under other specified circumstances set forth in the Merger Agreement, the terminating party will be required to pay a termination fee of $6.0 million. Each of the Company and FPI will bear its own expenses in the transaction; however, a party will be required to reimburse the expenses of the other party up to $1,000,000 in the event that one party, but not the other, has failed to obtain stockholder approval and the Merger Agreement has been terminated for that reason.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the FPI Parties or the AFCO Parties. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company and FPI at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2016, Mr. Geoffrey M. Lewis, age 55, was reappointed as the Company’s Chief Financial Officer. Mr. Lewis previously served as the Company’s Chief Financial Officer from the Company’s inception in 2009 through January 2016. Since 2009, Mr. Lewis has also served as the Company’s Treasurer and as a member of the Company’s Board of Directors.

Mr. Lewis is party to an existing Employment Agreement, dated as of September 29, 2015, by and among the Company, the Operating Partnership and Mr. Lewis. Mr. Lewis’ Employment Agreement is filed as an exhibit to Amendment No. 2 to the Company’s Form S-11 (Registration No. 205260) filed with the SEC on October 6, 2015.

No changes were made to Mr. Lewis’ Employment Agreement in connection with his reappointment as Chief Financial Officer of the Company.

There are no family relationships existing between Mr. Lewis and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Lewis or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 7.01.Regulation FD Disclosure.

On September 12, 2016, the Company and FPI issued a joint press release announcing the execution of the Merger Agreement, which is attached hereto as Exhibit 99.1. As described in the press release, the Company and FPI intend to hold a conference call with investors during which they will discuss the materials that are attached as Exhibit 99.2 hereto. The press release attached hereto as Exhibit 99.1 and the investor presentation attached hereto as Exhibit 99.2 are incorporated by reference in this Item 7.01.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Important Information for Investors and Stockholders

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed Mergers. In connection with the proposed transaction, the Company expects to file with the SEC and furnish to its stockholders a joint proxy statement and other relevant documents.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGERS OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS.

The Company’s stockholders may obtain a free copy of the joint proxy statement (if and when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, the Company’s stockholders may obtain a copy of the proxy statement, when available, and other relevant documents free of charge from the Company’s website at www.americanfarmlandcompany.com.

Participants in Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the Mergers. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Mergers, which may be different than those of the Company’s stockholders generally, will be set forth in the joint proxy statement and the other relevant documents to be filed with the SEC. The Company stockholders can find information about the Company and its directors and executive officers and their ownership of Company Common Stock in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 30, 2016, and its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 28, 2016. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, without limitation, statements concerning projections, predictions, expectations, estimates, or forecasts as to the Company’s business, financial or operational results, and future economic performance, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. The words “may,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “forecast,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or their negatives, as well as statements in future tense, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and undue reliance should not be placed on these forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and, accordingly, actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the proposed Mergers due to the failure to obtain approval of the  Company Merger from the Company’s stockholders or the failure to satisfy other conditions of the proposed Mergers within the proposed timeframe or at all; (3) disruption in key business activities or any impact on the Company’s relationships with third parties as a result of the announcement of the proposed Mergers; (4) the failure of the proposed Mergers to close for any reason; (5) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Mergers; (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement; (7) the risk that the pendency of the proposed Mergers disrupts current plans and operations; (8) the amount of the costs, fees, expenses and charges related to the proposed Mergers; and (9) other risks, including those detailed in the sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other filings with the SEC titled “Risk Factors”. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are qualified by the cautionary statements in this section. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after this date to conform these statements to actual results or changes in the Company’s expectations.

Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated September 12, 2016, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmland Partners OP GP LLC, FPI Heartland LLC, FPI Heartland Operating Partnership, LP, FPI Heartland GP LLC, American Farmland Company and American Farmland Company L.P. *

99.1	Joint Press Release dated September 12, 2016

99.2	Investor Presentation

* The Company has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FARMLAND COMPANY

Dated: September 12, 2016	By:	/s/ Thomas S.T. Gimbel
Thomas S.T. Gimbel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated September 12, 2016, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmland Partners OP GP LLC, FPI Heartland LLC, FPI Heartland Operating Partnership, LP, FPI Heartland GP LLC, American Farmland Company and American Farmland Company L.P.*

99.1	Joint Press Release dated September 12, 2016

99.2	Investor Presentation

* The Company has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.